UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 10, 2010

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2010, the shareholders of Allied Motion Technologies Inc. (the “Company”) approved an amendment to Section 9.2 of the Company’s Articles of Incorporation to adopt a majority vote standard for uncontested elections of directors and a plurality vote standard for contested elections of directors.  The text of the amendment was attached as Appendix A to the Company’s proxy statement as filed with the Securities and Exchange Commission on March 23, 2010.  The Company filed Amended and Restated Articles of Incorporation with the Colorado Secretary of State on June 16, 2010, a copy of which is filed as Exhibit 3.1 hereto.

Additionally, the Board of Directors has adopted an amendment to the Company’s Bylaws to revise Section 2.16 to be consistent with the amendment to the Company’s Articles of Incorporation discussed above.  A copy of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.2 hereto.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Shareholders was originally held on May 13, 2010 and the results with respect to Proposal 1 (Election of Directors), Proposal 3 (Amendment to the Company’s 2007 Stock Incentive Plan) and Proposal 4 (Ratification of Auditors) were previously reported in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010.  The Annual Meeting was adjourned with respect to Proposal 2 (Amendment to Articles of Incorporation) and was reconvened on May 27, 2010 and further adjourned and reconvened on June 10, 2010.

The results of the voting for the amendment to the Company’s Articles of Incorporation for the purpose of changing the voting requirements for the election of directors were as follows:

For	Against	Abstentions	Broker Non-Votes
5,241,244	996,783	41,301	1,055,073

Item 9.01  Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1           Amended and Restated Articles of Incorporation of the Company

3.2           Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 16, 2010

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Executive Chairman and Chief Financial Officer